Exhibit 99.1

NETCOM DATA SOUTHERN CORP.
AUDITED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

FORBES & COMPANY
A Professional Corporation
Certified Public Accountants
110 Green Oak Drive
Roswell, GA  30075
770-993-1800
770-993-0530 FAX

March 19, 2008

To the Shareholders of
Netcom Data Southern Corp.
Roswell, Georgia

We have audited the accompanying balance sheets of Netcom Data Southern Corp. (an S Corporation) as of December 31, 2007 and 2006, and the related statements of income, retained earnings and cash flows for the years then ended.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Netcom Data Southern Corp. as of December 31, 2007 and 2006, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

                                Forbes & Company, P.C.

Netcom Data Southern Corp.
Balance Sheets
December 31, 2007 and 2006

Assets
	2007	2006
Current assets:
Cash and cash equivalents	$2,467	$25,476
Accounts receivable	91,888	87,240
Escrow account	30,780	30,288
Due from related parties	111,881	45,409
Total current assets	237,016	188,413

Property and equipment, net:	27,646	67,038

	$264,662	$255,451

Liabilities and Stockholders' Equity

Current liabilities:
Accounts payable	$41,672	$61,122
Accrued payroll and taxes	46,806	54,634
Escrow account liability	30,780	30,288
Total current liabilities	119,258	146,044

Stockholders' equity:

Common stock, no par value 100,000 shares authorized, 50,000 shares issued and outstanding	500	500
Retained earnings	144,904	108,907
	145,404	109,407

	$264,662	$255,451

The accompanying notes are an integral part of these financial statements.

Netcom Data Southern Corp.
Statements of Income and Retained Earnings
For the Years Ended December 31, 2007 and 2006

	2007	2006

Revenues	$1,539,741	$1,398,420

Cost of goods sold	537,226	573,346

Gross profit	1,002,515	825,074

Operating expenses	912,809	715,855

Income from operations	89,706	109,219

Loss on disposal of assets	(36,916)	-

Net income	52,790	109,219

Retained earnings, beginning of period	108,907	132,751

Distributions	(16,793)	(133,063)

Retained earnings, end of period	$144,904	$108,907

The accompanying notes are an integral part of these financial statements.

Netcom Data Southern Corp.
Statements of Cash Flows
For the Years Ended December 31, 2007 and 2006

	2007	2006
Cash flows from operating activities:
Net income	$52,790	$109,219
Adjustments to reconcile net income to net
cash used in operating activities:
Depreciation	4,601	3,986
Loss on disposal of assets	36,916	-
Changes in assets and liabilities:
Accounts receivable	(4,648)	18,701
Other receivables	-	10,129
Escrow account	(492)	(30,288)
Due from related parties	(66,472)	(41,038)
Accounts payable	(19,450)	4,563
Accrued payroll	(7,828)	53,928
Escrow liability	492	30,288

Net cash provided/(used) by operating
activities:	(4,091)	159,488

Cash flows from investing activities:
Purchases of property and equipment	(2,125)	(18,336)

Net cash used by investing activities:	(2,125)	(18,336)

Cash flows from financing activities:
Dividends	(16,793)	(133,063)

Net cash used by financing activities:	(16,793)	(133,063)

Net increase/(decrease) in cash and cash equivalents	(23,009)	8,089

Cash and cash equivalents at beginning of period	25,476	17,387

Cash and cash equivalents at end of period	$2,467	$25,476

The accompanying notes are an integral part of these financial statements.

Netcom Data Southern Corp.
Notes to Financial Statements
For the Years Ended December 31, 2007 and 2006

NOTE 1:  Nature of the Business and Summary of Significant Accounting Policies

Organization and Operations

The Company was organized in 1996 for the processing of merchant card services.  The Company's customers are located primarily in the southeastern United States.

The Company has various operating agreements with sponsorship banks for merchant card services.  The contracts are for varying periods of time.  Residuals and set up fees represent negotiated amounts specific to each sponsorship bank.  Contract renewal is determined one year before the end of the contract.  Residuals transcend the life of the contract and are guaranteed through the life of the individual account processing with the specific sponsorship bank.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Accordingly, actual results could differ from those estimates.

Accounts Receivable

The Company carries its accounts receivable at cost less an allowance for doubtful accounts.  On a periodic basis, the Company evaluates its accounts receivable and establishes an allowance for doubtful accounts, based on a history of past write-offs and collections and current credit conditions.  The Company's policy is not to accrue interest on accounts receivable.  Accounts are written off as uncollectible at the time management determines that collection is unlikely.

No provision for doubtful collections has been made at December 31, 2007 or 2006 as management considers all amounts fully collectible.

Property and Equipment

Property and equipment are recorded at cost.  Major additions and improvements are capitalized, while ordinary maintenance and repairs are charged to income as incurred.

The Company depreciates property and equipment using both accelerated and straight-line methods over the estimated useful lives of the assets, as follows:

Furniture and fixtures	7 years
Office equipment and computers	5 years
Leasehold improvements	15-39 years

For income tax reporting, the Company depreciates property and equipment using accelerated methods.

Long-lived assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  In the event that facts and circumstances indicated that the cost of any long-lived asset may be impaired, an evaluation of recoverability would be performed.

Statements of Cash Flows

For purposes of the statements of cash flows, the Company considers all highly liquid investments purchased with a maturity date of three months or less to be cash equivalents.  At times, cash and cash equivalents may exceed federally insured amounts.  The Company believes it mitigates risks by depositing cash and investing in cash equivalents with major financial institutions.

Income Taxes

The Company has elected under the Internal Revenue Code to be taxed as an S Corporation.  Accordingly, no provision for federal or state income taxes are necessary since income, losses and credits are reported on the stockholders' income tax return.

The Company has a policy of paying distributions to its stockholders in an amount at least equal to their individual tax liability related to company earnings.  This includes amounts required for quarterly estimated tax payments related to company earnings.

Advertising Costs

The Company charges advertising costs to expense as the costs are incurred.  The advertising expense for 2007 was $39,790 and $29,558 for 2006.

NOTE 2:  Economic Dependency

In 2007 and 2006, the Company derived 64.1% and 62.1% respectively, of its revenue from a single sponsorship bank.  The sponsorship bank represented 71.2% of the Company's receivables at the end of 2007 and 74.5% at the end of 2006.  The Company has multiple bank sponsorships and it is management's belief that there would be no significant impact on their operations if it became necessary to migrate all activity to different sponsorship banks.

NOTE 3:  Property and Equipment - Net

Property and equipment - net, at December 31, 2007 and 2006 is comprised of the following:

	2007	2006

Furniture and fixtures	$1,843	$1,843
Office equipment and computers	12,323	22,530
Leasehold improvements	21,002	85,766
	35,168	110,139
Less: Accumulated depreciation	(7,522)	(43,101)
	$27,646	$67,038

Depreciation expense associated with property and equipment totaled $4,601 in 2007 and $3,986 in 2006.

NOTE 4:  Related Party Transaction

The Company has entered into a number of transactions with related parties.  Due to the relationships between the parties involved, these transactions may not have been consummated on terms that would have been achieved with unrelated third parties.  The Company, from time-to-time, lends money to and borrows money from related parties under informal agreements.

The Company leases certain office space from a related party under informal monthly operating leases.  The Company incurred rent expense totaling $130,486 during 2007 and $104,000 during 2006.

NOTE 5:  Commitments and Contingencies

The Company has a Reseller Agreement with a service provider.  The original agreement dated May 1, 2007 had a minimum service commitment of $15,232 per month.  The agreement was amended with an effective date of February 1, 2008 to require the Company to meet an Annual Commitment for services of $62,784 until December 31, 2010.  In the event that the Company fails to meet the Annual Commitment, the service provider shall invoice the Company for such amount as the difference between the Company's Actual Spend and the Annual Commitment.

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